CLASS A COMMON STOCK

NUMBER

A- 6001

BBX Capital

CLASS A COMMON STOCK

SHARES

INCORPORATED UNDER THE LAWS
OF THE STATE OF FLORIDA

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 05491N 10 4

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON ASSESSABLE SHARES OF THE PAR VALUE OF ONE CENT ($.01) EACH OF THE CLASS A COMMON STOCK OF

CERTIFICATE OF STOCK

BBX Capital Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation and any amendments thereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

BBX Capital Corporation
CORPORATE
SEAL
1980
FLORIDA

PRESIDENT

CORPORATE SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, UPON APPLICATION TO THE TRANSFER AGENT, OR TO THE SECRETARY OF THE CORPORATION.

[illegible]

TEN COM – [illegible] TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

[illegible]

UNIF GIFT MIN ACT – ______ Custodian ______
(Cust) (Minor)
under Uniform Gifts to Minors Act ______
(State)

For value received, ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE

______ *shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ______ *Attorney, to transfer the said stock on the Books of the within named Corporation with full power of substitution in the premises.*

Dated ______

CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between the Corporation and American Stock Transfer & Trust Company, LLC, dated as of September 21, 2009, as it may be amended or supplemented from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Agreement) will be null and void.